Exhibit 10.2

COVANTA POWER INTERNATIONAL HOLDINGS, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

               This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of April 20, 2004 and entered into by and among COVANTA POWER INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Company”), and THE SUBSIDIARIES OF COMPANY LISTED ON THE SIGNATURE PAGES HEREOF AS BORROWERS (collectively, Company and such Subsidiaries of Company are “Borrowers” and each a “Borrower”), WELLS FARGO BANK, N.A., as Debenture Disbursing Agent (the “Debenture Disbursing Agent”), BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (“Administrative Agent”), and DEUTSCHE BANK SECURITIES, INC., as Documentation Agent for the Lenders (“Documentation Agent”), and is made with reference to that certain Credit Agreement dated as of March 10, 2004 (the “Credit Agreement”), by and among Company, the financial institutions identified on the signature pages thereof as Lenders (the “Lenders”), Documentation Agent and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement (as amended by this Amendment).

RECITALS

               WHEREAS, Subsection 9.6 of the Credit Agreement permits Debenture Disbursing Agent, Agents and Borrowers to amend any provision of subsection 9.25 of the Credit Agreement that only affects the rights and obligations of Debenture Disbursing Agent without the concurrence of Lenders; and

               WHEREAS, Borrowers and Debenture Disbursing Agent desire to make certain amendments to subsection 9.25, subject to the terms and conditions set forth below;

               NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.	AMENDMENTS TO SUBSECTION 9.25 OF THE CREDIT AGREEMENT

1.1	Provisions Relating to Non-Confirming Holders and Disbursing Agents.

               A. Subsection 9.25A(i) of the Credit Agreement is hereby amended by deleting subsection 9.25A(i) in its entirety and substituting the following therefor:

     “(i) Notwithstanding anything in subsection 2.1A to the contrary, on the Closing Date and the Determination Date, a portion of the Loans equal to the percentage of all Loans reflected on Schedule 2.1 opposite the name of the Allowed Class 6 Disbursing Agent shall be allocable to the Allowed Class 6 Disbursing Agent subject the terms and conditions set forth in this subsection 9.25, and a portion of the Loans equal to the percentage of all Loans reflected on Schedule 2.1 opposite the name of the Debenture Disbursing Agent shall be allocable to the Debenture Disbursing Agent subject to the terms and conditions set forth in this subsection 9.25 (including any adjustments as a result of any deemed assignments of such Loans by the Debenture Disbursing Agent pursuant to this subsection 9.25). Notwithstanding that the Loans referenced in the preceding sentence are reflected on Schedule 2.1 as being allocable to Debenture Disbursing Agent or Allowed Class 6 Disbursing Agent, as the case may be, none of the Debenture Disbursing Agent, the Allowed Class 6 Disbursing Agent nor any of the Non-Confirming Holders shall receive any Loans (and each of such Loans and the status (and rights and obligations) of any such Persons as a Lender or as a holder of Debenture Interests or Allowed Class 6 Interests shall be suspended) until (a) in the case of the Debenture Disbursing Agent and the Non-Confirming Holders with respect to Debenture Interests, the Debenture Closing Date, or (b) in the case of the Allowed Class 6 Disbursing Agent and the Non-Confirming Holders with respect to Allowed Class 6 Interests, the Allowed Class 6 Closing Date; provided, however, that the foregoing provisions of this sentence shall cease to apply with respect to any Non-Confirming Holder that becomes a Lender in accordance with clause (iii) of this subsection 9.25A. On the Debenture Closing Date and the Determination Date (if the Debenture Closing Date shall have occurred prior to the Determination Date), the portion of the Loan allocable to the Debenture Disbursing Agent as aforesaid, the delivery of which at such time remains suspended pursuant to the preceding sentence, shall be registered in the name of the Debenture Disbursing Agent; and on the Allowed Class 6 Closing Date and the Determination Date (if the Allowed Class 6 Closing Date shall have occurred prior to the Determination Date), the portion of the Loan allocable to the Allowed Class 6 Disbursing Agent as aforesaid, the delivery of which at such time remains suspended pursuant to the preceding sentence, shall be registered in the name of the Allowed Class 6 Disbursing Agent. All Loans that would otherwise be distributed on the Allowed Class 6 Closing Date or the Determination Date (if the Allowed Class 6 Closing Date shall have occurred prior to the Determination Date) on account of Allowed Class 6 Interests shall be held on such date by the Allowed Class 6 Disbursing Agent; and all Loans that would otherwise be distributed on the Debenture Closing Date or the Determination Date (if the Debenture Closing Date shall have occurred prior to the Determination Date) on account of 9.25% Debentures shall be held on such date by the Debenture Disbursing Agent.”.

               B. Subsection 9.25A(iii) of the Credit Agreement is hereby amended by deleting subsection 9.25A(iii) in its entirety and substituting the following therefor:

     “(iii) Each Non-Confirming Holder shall hold a Debenture Interest or an Allowed Class 6 Interest, as applicable, and shall not be deemed a Lender for any purpose under this Agreement, except that a Non-Confirming Holder may elect to become a Lender solely with respect to its Debenture Interest by executing and delivering to Administrative Agent and the Debenture Disbursing Agent a Lender Acknowledgement and satisfying the other applicable requirements for becoming a Lender set forth in this subsection 9.25; provided, that a Non-Confirming Holder shall not be permitted at any time to become a Lender with respect to its Allowed Class 6 Interest, and a Non-Confirming Holder may not execute and deliver to Administrative Agent a Lender Acknowledgement with respect to the Debenture Interest held by it except during the following periods: (a) the 45-day period commencing with the Closing Date, (b) the 30-day period after the date of delivery to the Debenture Disbursing Agent of any notice described in clause (v) of this subsection 9.25A, and (c) solely in the case of a Non-Confirming Holder who is not a Non-Confirming Holder as of the Debenture Closing Date, the 30-day period after such Non-Confirming Holder validly receives a Debenture Interest by assignment or purchase from another Non-Confirming Holder. Each Lender Acknowledgement shall apply with respect to all Debenture Interests of such Non-Confirming Holder, and upon receipt by Administrative Agent of such executed Lender Acknowledgement (together with, if such Non-Confirming Holder was not a Non-Confirming Holder on the Debenture Closing Date, a representation that such Non-Confirming Holder is an Eligible Assignee and payment of a processing and recordation fee to Administrative Agent of $5,000 (in addition to any fee payable to the Debenture Disbursing Agent)), any forms, certificates or other evidence with respect to United States federal income tax withholding matters that an assignee of Loans would be required to deliver to Administrative Agent pursuant to subsection 9.1B(i), and the ratable portion of the Agent Indemnification Amount (if any) owed with respect to the Loans to be deemed assigned by the Debenture Disbursing Agent to such Non-Confirming Holder, Administrative Agent shall accept such Lender Acknowledgment, the Debenture Disbursing Agent shall confirm to Administrative Agent the amount of the Debenture Interest held by such Non-Confirming Holder, such Non-Confirming Holder shall cease to be a Non-Confirming Holder and shall thereupon become a Lender for all purposes under the Loan Documents holding a Loan and Commitment in amounts equal to the amounts so confirmed by the Debenture Disbursing Agent, the Debenture Disbursing Agent shall be deemed to have assigned such Loan and Commitment to such Lender on such date for all purposes of this Agreement, and Administrative Agent shall record such assignment information in the Register.”.

               C. Subsection 9.25A(v) of the Credit Agreement is hereby amended by deleting subsection 9.25A(v) in its entirety and substituting the following therefor:

     “(v) Borrowers shall notify Administrative Agent and the Debenture Disbursing Agent in writing not less than 30 days prior to seeking any amendment, waiver or other modification to the Loan Documents that would require the approval or concurrence of all Lenders. Any notice provided pursuant to this clause (v) shall be provided by facsimile transmission and shall be deemed to have been given upon receipt of such facsimile by Administrative Agent and the Debenture Disbursing Agent in complete and legible form. Promptly after receipt of such notice, the Debenture Disbursing Agent shall notify the relevant Non-Confirming Holders on the register maintained by the Debenture Disbursing Agent promptly in accordance with its procedures established for such purposes. No such amendment, waiver or modification shall be deemed to be effective prior to the expiration of such 30-day period.”.

1.2	Provisions Relating to Definitions.

               Subsection 9.25B of the Credit Agreement is hereby amended by deleting the definitions of “Debenture Disbursing Agent”, “Disbursing Agent” and “Debenture Interest”, and substituting therefore the following, which shall be inserted in proper alphabetical order:

          “Debenture Disbursing Agent” means Wells Fargo Bank, N.A., in its capacity as disbursing agent for Covanta for the benefit of the holders of the 9.25% Debentures under the Approved Plan of Reorganization, the Confirmation Order, the Debenture Disbursing Agent Authorization Order and the disbursing agreement relating thereto to be entered into on or after the Closing Date.

          “Debenture Interest” means, with respect to any Non-Confirming Holder, the claim or right to payment in respect of the 9.25% Debentures of such Non-Confirming Holder in any Loan distributed to the Debenture Disbursing Agent; provided, however, that any Debenture Interest shall cease to be a Debenture Interest at such time that the Non-Confirming Holder with respect thereto shall become a Lender in accordance with subsection 9.25.

          “Disbursing Agent” means either Debenture Disbursing Agent or Allowed Class 6 Disbursing Agent, and “Disbursing Agents” means each of them.

1.3	Provisions Relating to Authority; Execution and Delivery of the Loan Documents.

               Subsection 9.25C of the Credit Agreement is hereby amended by deleting subsection 9.25C in its entirety and substituting the following therefor:

     “C. Execution and Delivery; Authority. The Debenture Disbursing Agent is executing and delivering this Agreement and the Intercreditor Agreement in its capacity as the disbursing agent for Covanta for the benefit of the Non-Confirming Holders on account of the 9.25% Debentures under the Approved Plan of Reorganization, the Confirmation Order and pursuant to the Debenture Disbursing Agent Authorization Order. The Allowed Class 6 Disbursing Agent is executing and delivering this Agreement and the Intercreditor Agreement as the agent for the Non-Confirming Holders holding Loans originally representing Allowed Class 6 Claims under the Approved Plan of Reorganization and the Confirmation Order.”.

SECTION 2.	BORROWER’S REPRESENTATIONS AND WARRANTIES

               In order to induce the Debenture Disbursing Agent and the Agents to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrowers represent and warrant to Debenture Disbursing Agent and the Agents that the following statements are true, correct and complete:

     2.1 Corporate Power and Authority. Each Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

     2.2 Authorization of Agreements. The execution and delivery of this Amendment has been duly authorized by all necessary corporate action on the part of each Borrower and the performance of the Amended Agreement has been duly authorized by all necessary corporate action on the part of each Borrower.

     2.3 No Conflict. The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Organizational Documents of Company or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation (which Contractual Obligation is enforceable on a post-Petition Date basis) of Company or any of its Subsidiaries or an applicable order of the Bankruptcy Court, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

     2.4 Governmental Consents. The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of the Amended Agreement do not and will not require any Governmental Authorization.

     2.5 Binding Obligation. This Amendment has been duly executed and delivered by each Borrower, and each of this Amendment and the Amended Agreement is the legally valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

     SECTION 3. CONDITIONS TO EFFECTIVENESS

               This Amendment shall become effective upon (i) receipt by Administrative Agent and Company of written or telefacsimile notice that each of Company, the other Borrowers, Debenture Disbursing Agent, Administrative Agent and Documentation Agent has executed this Amendment and authorized its delivery, and (ii) execution and delivery by Debenture Disbursing Agent of counterparts to the Credit Agreement and the Intercreditor Agreement in the form attached hereto as Annex A.

SECTION 4.	ACKNOWLEDGEMENT AND CONSENT

               Each Borrower hereby acknowledges that such Borrower has read this Amendment and consents to the terms hereof and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Borrower under each of the Loan Documents to which such Borrower is a party shall not be impaired and each of the Loan Documents to which such Borrower is a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

SECTION 5.	MISCELLANEOUS

5.1	Reference to and Effect on the Credit Agreement and the Other Loan Documents.

               A. On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

               B. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               C. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     5.2 Fees and Expenses. Each Borrower acknowledges that all costs, fees and expenses as described in subsection 9.2 of the Credit Agreement incurred by Administrative Agent, Documentation Agent and their respective counsel (including, without limitation, O’Melveny & Myers LLP and Ernst & Young Corporate Finance LLC) with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers.

     5.3 Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     5.4 Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

     5.5 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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EXECUTION

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

COVANTA POWER INTERNATIONAL HOLDINGS, INC.,
By:	/s/ Ashish Sarkar
	Name:	Ashish Sarkar
	Title:	Authorized Officer

COVANTA POWER DEVELOPMENT, INC. COVANTA POWER DEVELOPMENT OF BOLIVIA, INC. COVANTA WASTE TO ENERGY OF ITALY, INC. OPI QUEZON, INC.,
By:	/s/ Ashish Sarkar
	Name:	Ashish Sarkar
	Title:	Authorized Officer

AGENTS AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent and Co-Arranger
By:	/s/ Henry Y. Yu
	Name:	Henry Y. Yu
	Title:	Managing Director

DEUTSCHE BANK SECURITIES, INC., as Documentation Agent and Co-Arranger
By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

DEBENTURE DISBURSING AGENT:

WELLS FARGO BANK, N.A., as Debenture Disbursing Agent
By:	/s/
Name:
Title:

Annex A

ACKNOWLEDGMENT AND COUNTERPART

     ACKNOWLEDGMENT AND COUNTERPART (this “Counterpart”), dated as of April 20, 2004 is entered into in connection with the Credit Agreement dated as of March 10, 2004 (said Credit Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time being the “Credit Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), by and among Covanta Power International Holdings, Inc. (“Company”) and the Subsidiaries of Company listed on the signature pages thereof, as Borrowers; certain Persons listed on the signature pages thereof as Lenders (together with any other lenders that subsequently become party thereto, the “Lenders”); Bank of America, N.A., as administrative agent for Lenders, and Deutsche Bank Securities, Inc., as documentation agent for Lenders. The undersigned, by executing and delivering this Counterpart, hereby acknowledges and agrees (a) that upon acceptance of this Counterpart by Administrative Agent it shall become party to the Credit Agreement as “Debenture Disbursing Agent” in accordance with the terms thereof and shall have the rights and obligations of Debenture Disbursing Agent under the Credit Agreement, (b) that it shall be bound by all of the terms of the Credit Agreement as Debenture Disbursing Agent, and (c) that this Counterpart may be attached to the Credit Agreement. The undersigned hereby further agrees that the address and facsimile number of the undersigned for notice purposes pursuant to subsection 9.8 of the Credit Agreement shall be as set forth below or such shall be designated by the undersigned in a written notice delivered to Administrative Agent.

WELLS FARGO BANK, N.A.,
By:
Name:
Title:
Notice Address:

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ACKNOWLEDGMENT AND COUNTERPART

     ACKNOWLEDGMENT AND COUNTERPART (this “Counterpart”), dated as of April 20, 2004 is entered into in connection with the Intercreditor Agreement dated as of March 10, 2004 (said Intercreditor Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time being the “Intercreditor Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), by and among Covanta Power International Holdings, Inc. (“Company”) and the Subsidiaries of Company listed on the signature pages thereof, as Borrowers; Covanta Energy Americas, Inc.; certain Persons listed on the signature pages thereof as Term Loan Lenders (together with any other lenders that subsequently become party thereto, the “Term Loan Lenders”); certain financial institutions listed on the signature pages thereof as Revolver Lenders; Deutsche Bank AG, New York Branch, as administrative agent for Revolver Lenders; Bank of America, N.A., as administrative agent for Term Loan Lenders, as collateral agent, and cash management bank; Deutsche Bank Securities, Inc., as documentation agent for Term Loan Lenders; the companies listed on the signature pages thereof as Management Services and Reimbursement Agreement Beneficiaries; the companies listed on the signature pages thereof as Management Services and Reimbursement Agreement Obligors; U.S. Bank National Association, as agent for the holders of the Prepetition Unsecured Claims Participation Interest, and U.S. Bank National Association, as Allowed Class 6 Disbursing Agent. The undersigned, by executing and delivering this Counterpart, hereby acknowledges and agrees (a) that upon acceptance of this Counterpart by Administrative Agent it shall become party to the Intercreditor Agreement as “Debenture Disbursing Agent” in accordance with the terms thereof and shall have the rights and obligations of Debenture Disbursing Agent under the Intercreditor Agreement, (b) that it shall be bound by all of the terms of the Intercreditor Agreement as Debenture Disbursing Agent, and (c) that this Counterpart may be attached to the Intercreditor Agreement. The undersigned hereby further agrees that the address and facsimile number of the undersigned for notice purposes pursuant to Section 7.1(a) of the Intercreditor Agreement shall be initially as set forth below.

WELLS FARGO BANK, N.A.,
By:
Name:
Title:
Notice Address:

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